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                                                                    EXHIBIT 10.2
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                   TRANSITIONAL ASSEMBLY SERVICES AGREEMENT

     This Transitional Assembly Services Agreement (this "Agreement") is made and entered into as of the 8th day of August 1997, by Callaway Acquisition, a California corporation ("Callaway Acquisition"), and Tommy Armour Golf Company, a Delaware corporation ("Armour").

                             W I T N E S S E T H :

     WHEREAS, on the date of this Agreement, Callaway Acquisition has purchased certain inventory machinery and equipment and other assets including certain machinery and equipment (the "Machinery") located at the Armour facility in Morton Grove, Illinois (the "Plant") pursuant to the terms of that certain Asset Purchase Agreement, dated as of July 20, 1997 (the "Purchase Agreement") between Callaway Golf Company ("Callaway Golf"), a California corporation, U.S. Industries, Inc. ("U.S. Industries"), a Delaware corporation and Odyssey Sports, Inc. ("Odyssey"), a California corporation.

     WHEREAS, Armour is the indirect wholly owned subsidiary of U.S. Industries, Callaway Acquisition is the wholly owned subsidiary of Callaway Golf, and Odyssey is the direct subsidiary of Armour.

     WHEREAS, Callaway Acquisition desires to obtain certain transitional assembly services utilizing the Machinery for certain golf clubs of a type heretofore assembled at the Plant and to make certain other transitional arrangements.

     WHEREAS, Armour is willing to provide such transitional assembly services and to make such other transitional arrangements under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereto agree as follows:

     1.  Services Covered. This Agreement relates to assembly services for golf
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clubs of the types listed on Exhibit A ("Clubs") using the components listed on
Exhibit B ("Components").

     2.  Assembly. Subject to the terms and conditions hereof, Armour will use
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commercially reasonable efforts during the Term of this Agreement to provide its employees to utilize the Equipment to assemble for Callaway Acquisition at the Plant each month during the Term (defined below), the quantities of the various types of Clubs set forth on Exhibit C.

     3.  Cooperation.  The parties recognize that Armour's provision of the
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assembly

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services contemplated by this Agreement will require a high level of cooperation by and coordination with Callaway Acquisition. Callaway Acquisition agrees that, during the Term, Armour may use the Machinery at the Plant in connection with the provision of services under this Agreement. During the Term, Callaway Acquisition shall not take any actions which will impact Armour's employees nor make any changes in the Machinery which will make it more difficult or increase the cost to Armour of providing the services contemplated hereunder. Armour agrees to continue all routine maintenance of the Machinery during the Term in accordance with past practice. Armour shall not be required to make any capital expenditures in connection with the Machinery.

    4.  Components.  Callaway Acquisition shall provide all necessary Components
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at its own expense and arrange for them to be delivered to the Plant at such times and in such quantities as shall be required to enable Armour to provide the assembly services required hereunder. Title to the Components work in process and to the assembled Clubs shall at all times remain in Callaway Acquisition.

    5.  Method of Assembly.  Armour shall assemble the Clubs in a manner
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consistent with Armour's current standards on the date hereof using the
Components. Armour will provide the supplies set forth on Exhibit D required in the assembly process. Armour shall not make any material changes in its assembly methods for the Clubs without the prior consent of Callaway Acquisition (which shall not be unreasonably withheld or delayed).

    6.  Schedule.  The schedule for any month shall not include a number of
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Clubs or mix of types of Clubs which will adversely affect the cost to Armour of assembling the Clubs requested. Exhibit C sets forth the number and types of Clubs to be assembled in the first month of the Term. Callaway Acquisition and Armour shall meet 15 days prior to each subsequent month in the Term to agree on the number and types of Clubs to be assembled in such subsequent month. Consistent with this objective, Armour will attempt to accommodate any reasonable schedule proposed by Callaway Acquisition which is not materially different from the schedule followed by Armour in accordance with past practice.

    7.  Quality Control Inspector.  Callaway Acquisition shall cause a quality
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control inspector employed by Callaway Acquisition to be on site at the Plant at all regular business hours of Armour for the purpose of inspection and quality control of Clubs assembled pursuant to this Agreement. Callaway Acquisition's quality control inspector shall immediately (and in any event within the same day of each assembly run) state any objection to any assembly run or portion thereof. If Callaway Acquisition's quality control inspector rejects all or any portion of a run for good cause, the parties shall work together to cure the defect which gave rise to the rejection and Armour shall bear the cost of remediation; provided, however, that if the defect which gave rise to the rejection is related to a Component, Callaway Acquisition shall bear the cost of such remediation. If Armour is not so immediately advised through Callaway's quality control inspector of Callaway Acquisition's objection of Clubs assembled, then such Clubs shall be deemed accepted by Callaway Acquisition "AS IS." Callaway Acquisition waives any contract or warranty claim or defense based on the quality of the assembled Clubs; and Armour shall bear no liability or responsibility whatsoever related to assembled Clubs sold hereunder other than as
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expressly provided in this paragraph.

     8.  Fees Payable.
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         a.  Assembly Fee.  Callaway Acquisition shall pay Armour for Clubs
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assembled under this Agreement an assembly fee computed as provided on Exhibit
D. Armour shall invoice Callaway Acquisition for assembly fees, and other fees payable under this Agreement on a weekly basis and invoices shall be payable within 10 days.

         b.  Boxing of Clubs.  At Callaway Acquisition's request, to the extent
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Callaway Acquisition has provided Armour with the boxes and other supplies to do so, Armour will box Clubs assembled by Armour in sets or as otherwise directed by Callaway Acquisition, in accordance with Armour's prior practice. Callaway Acquisition shall pay Armour its actual cost (including without limitation, for all labor) incurred in connection with boxing the Clubs, which amounts are set forth on Exhibit E.

         c.  Shipping.  At Callaway Acquisition's request, Armour shall pack,
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mark and ship the Clubs assembled hereunder by common carrier in accordance with any reasonable instructions from Callaway Acquisition. Callaway Acquisition's shipping orders may require that Clubs be shipped either to Callaway Acquisition or to its customers; provided, however, that Armour assumes no risk of loss with respect to such shipments. Callaway Acquisition hereby indemnifies and holds harmless Armour for any and all claims from Callaway Acquisition, its customers, or any commercial carrier so employed, arising under or pursuant to Callaway Acquisition's shipping orders. Armour shall send Callaway Acquisition a "Notice of Shipment" giving the number of the order, kind and amount of products and route at or prior to time of shipment. These costs shall be billed to Callaway Acquisition as incurred on the weekly invoice.

         d.  Receiving and Warehousing.  Armour shall provide receiving and
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warehousing for all components.  The cost of receiving and warehousing shall be included in the assembly fee.

         e.  Warranty, Exchange and Repair.  Armour shall provide warranty,
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exchange and repair services for Clubs during the term of this Agreement.
Armour shall be paid its actual cost for such services.

     9.  No Set-Offs.  Amounts due under this Agreement shall not be subject to
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set-off or deduction of any kind, including, without limitation, for claims arising under the Purchase Agreement. Callaway Acquisition shall not withhold any amounts pending resolution of any disputes, but the parties agree to negotiate promptly in good faith to resolve any dispute as soon as possible.

    10.  Term.  The "Term" of this Agreement shall mean:  initially the six (6)
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month

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period beginning on the date hereof, and shall continue from month to month thereafter. Callaway Acquisition, at its option, may terminate this Agreement at any time upon 15 days prior notice of its intent to terminate to Armour. Armour may terminate this Agreement at anytime after the initial six (6) month period upon notice to Callaway Acquisition.

    11.  Removal of Machinery and Other Assets.  Callaway Acquisition shall
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remove the Machinery, assembled Clubs, Components, boxes and other shipping materials owned by Callaway Acquisition and all other assets owned by Callaway Acquisition and located at the Plant within 20 days after the end of the Term. The removal shall be effected with riggers and other contractors approved by Armour. In the event that removal results in any damage to the Plant, Callaway Acquisition shall promptly repair or restore such damage. Any Machinery or other assets of Callaway Acquisition not removed within such period shall be deemed abandoned and become the property of Armour.

    12.  No Liability.  Within 5 days after the date hereof, Callaway shall
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provide Armour with proof of Callaway Acquisition's policies of insurance against product liability claims relating to the assembled Clubs in amounts and with such carriers as shall be reasonably satisfactory to Armour and on which policies Armour has been named as an additional insured and as to which the carrier has agreed not to terminate such insurance without 90 days' prior notice to Armour. Callaway Acquisition shall indemnify and hold Armour harmless from and against any and all claims, suits, actions, proceedings (formal and informal), investigations, judgements, deficiencies, damages, settlements, liabilities, costs and expenses of any kind whatsoever (including, without limitation, legal fees and expenses and costs of investigation and defense) ("Losses") as and when incurred arising out of or relating to the sale, purchase or use of any assembled Clubs. Anything in this Agreement to the contrary notwithstanding, no party hereto shall have any liability for any consequential damages arising from any breach hereof or from any other matter or thing arising out of or relating to the Agreement. Armour shall have no liability of any kind whatsoever if, despite commercially reasonable efforts, it is unable to assemble the total number of Clubs contemplated hereunder, whether or not due to an event of force majeure. At the end of the Term, Armour shall have no obligation to make any further efforts to assemble any Clubs. Notwithstanding anything to the contrary contained herein, Armour shall indemnify, hold harmless and defend Callaway Acquisition against any and all Losses arising out of the assembly of Clubs, including by example and not by way of limitation, claims by employees including claims for personal injury, property damages to Armour's employees during assembly of the Clubs.

    13.  Assignment.  This Agreement shall be binding upon and inure to the
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benefit of the parties and their respective successors and permitted assigns.
Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other, which consent may not be unreasonably withheld; provided, however, that no such consent shall be required of either party to assign part or all of its rights under this Agreement to one or more of its subsidiaries or affiliates, but no such assignment by such party of its rights or obligations hereunder shall relieve the party of any of its obligations under this Agreement to the other.
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     14.  Changes; Choice of Law.  This Agreement shall not be subject to
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change, modification or discharge in whole or in part except by written instrument signed by authorized representatives of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to conflict of law rules.

     15.  No Waiver.  The waiver of any breach, late or non-payment or failure
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to perform shall not be deemed a waiver of any other or subsequent breach or any other provision of this Agreement.

     16.  Severability.  If any provision of this Agreement is or becomes
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invalid or unenforceable, it shall be deemed amended to conform to applicable laws so as to be valid and enforceable, and if it cannot be so amended without materially altering the intent of the parties hereto, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     17.  Entire Agreement; Captions; Counterparts.  The terms and conditions of
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this Agreement (together with the Purchase Agreement) constitute the sole and entire agreement among the parties relating to the subject matter hereof. Captions and section headings are for convenience of reference only and shall not be deemed part of this Agreement or used in its interpretation or construction. All representations, warranties, promises or statements whether written or oral made prior to or contemporaneously with this Agreement are superseded and replaced by this written document. This Agreement may be executed in one or more counterpart copies each of which shall be deemed an original, but all of which shall be deemed the same instrument.

     18.  Force Majeure.  In addition to any excuse provided by applicable law
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or otherwise provided herein, Armour shall be excused from liability for performance or delay in performance arising from any event beyond Armour's reasonable control, whether or not foreseeable by either party, including, but not limited to, litigation, labor disturbances, war, fire, accident, adverse weather, labor disturbance, inability to secure transportation or qualified labor, governmental act or regulation, unavailability of necessary materials, and other causes or events beyond Armour's reasonable control whether or not similar to those enumerated above.

     19.  Taxes.  Prices for the services specified herein are exclusive of all
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federal, state, city and local taxes, including, without limitation, taxes on manufacture, sales, value-added, receipts, gross income, occupation, use and similar taxes; provided, however, in no event shall Callaway Acquisition be responsible for any taxes associated with the employment by Armour of its employees such as, and not by way of limitation, state and federal income, disability and employment taxes or property tax associated with Armour's facilities or equipment. Callaway Acquisition agrees to pay any taxes for which it is responsible directly or to reimburse Armour for all such taxes whether imposed on Callaway Acquisition, required to be collected by Armour, or

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imposed on the assembled Clubs or on Armour in connection with the provision of the assembly services to Callaway Acquisition. Wherever applicable, such tax or taxes shall be added to the weekly invoice as a separate charge or invoiced separately.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    CALLAWAY ACQUISITION

                                    By:  /s/ DONALD H. DYE
                                             --------------------------
                                    Name:    Donald H. Dye
                                             --------------------------
                                    Title:   President and CEO
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                                    TOMMY ARMOUR GOLF COMPANY

                                    By:  /s/ GEORGE H. MACLEAN
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                                    Name:    George H. MacLean
                                             --------------------------
                                    Title:   Vice President
                                             --------------------------

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